UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
_______________________________________________________________________________

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HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HERC HOLDINGS INC.
SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED APRIL 2, 2021 FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 13, 2021

This supplement (the “Supplement”) supplements the Notice of 2021 Annual Meeting of Stockholders and Proxy Statement of Herc Holdings Inc. (the “Company”), dated April 2, 2021 (the “Proxy Statement”), provided to stockholders in connection with the Company’s 2021 Annual Meeting of Stockholders to be held on Thursday, May 13, 2021. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 4, 2021.
This Supplement updates and replaces the disclosure on page 42 of the Proxy Statement relating to “Delinquent Section 16(a) Reports” as follows:
Delinquent Section 16(a) Reports
Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our outstanding common stock, and upon representations from certain of those persons, we believe that all Section 16(a) filing requirements applicable to these reporting persons were timely met during the year ended December 31, 2020, other than with respect to (a) Messrs. Silber, Birnbaum, Cunningham, Peres and Humphrey who inadvertently filed a Form 4 late on March 4, 2020 and (b) Mr. Humphrey who inadvertently filed a Form 4 late on December 17, 2020, each reporting the forfeiture of shares for the payment of taxes upon the vesting of restricted stock units. These Form 4s were due on March 3, 2020 and March 5, 2019, respectively.
Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.